EXHIBIT 99.1

Growth in Services Drove Yelp’s 2024 Results

2024 Net Revenue reached a record high of $1.41 billion
2024 Net Income up 34% to a strong $133 million
2024 Adjusted EBITDA increased 8% to a record $358 million
Expects 2025 Net Revenue in the range of $1.470 billion to $1.485 billion and Adjusted EBITDA1 in the range of $345 million to $360 million

SAN FRANCISCO--(BUSINESS WIRE)--Feb. 13, 2025--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the fourth quarter and full year ended Dec. 31, 2024 in the Q4 and Full Year 2024 Shareholder Letter available on its Investor Relations website at yelp-ir.com.

“Yelp's 2024 results reflect the strong execution on our services roadmap” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “In the fourth quarter, we delivered our 15th consecutive quarter of double-digit year-over-year growth in services revenue, contributing to Yelp's record net revenue and strong profitability in the full year. Our product-led strategy continued to drive the growth of our business. We introduced more than 80 new features and updates as we leveraged AI to drive more connections between consumers and service pros. Looking ahead, we remain confident in the opportunities across services categories to drive long-term profitable growth.”

“Services drove our business performance, with advertising revenue from these categories up 11% year over year to a record $879 million, offsetting a challenging environment for restaurant, retail and other categories,” said David Schwarzbach, Yelp’s chief financial officer. “We achieved strong overall profitability, while decreasing our share count resulting in a 40% year-over-year increase in diluted earnings per share. Our focus remains on investing in our strategic initiatives to deliver shareholder value over the long term.”

2024 Key Business Highlights
Yelp’s focus on its services roadmap drove 2024 results:

•Net revenue increased by 6% year over year to a record $1.41 billion, $13 million above the midpoint of the updated range Yelp provided in November 2024 and $18 million below the midpoint of the initial range we provided in February 2024.
•Net income increased by 34% year over year to $133 million, representing a 9% net income margin.
•Adjusted EBITDA grew by 8% year over year to $358 million, $15 million above the midpoint of the updated range the company provided in November 2024 and $33 million above the midpoint of the initial range provided in February 2024, representing a 25% adjusted EBITDA margin.
•In Services, advertising revenue increased 11% year over year to a record $879 million.
1 Yelp has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

•Advertising revenue from Restaurants, Retail & Other (RR&O) businesses decreased by 3% year over year to $470 million.
•With a decrease in RR&O paying advertising locations offsetting growth in Services paying advertising locations, total paying advertising locations for the year decreased by 5%, while average revenue per location reached an annual record.
•Ad clicks for the year increased by 6%, while average cost-per-click was flat, in each case driven by improvements to our advertising technology and, to a lesser extent, our acquisition of Services projects through paid search.
•On the consumer side of our business, Yelp continued to grow our trusted review content through contributions from our large user base. Yelp users contributed 21 million new reviews in 2024, resulting in 308 million cumulative reviews, up 7% from the prior year.

Outlook
The company expects 2025 Net Revenue will be in the range of $1.470 billion to $1.485 billion as Yelp continues working to deliver the leading product experience in Services for consumers and service pros. The company also expects 2025 Adjusted EBITDA1 will be in the range of $345 million to $360 million.

Quarterly Conference Call
Yelp will host a live webcast today at 2 p.m. Pacific Time to discuss the fourth quarter and full year 2024 financial results and outlook for the first quarter and full year 2025. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at yelp-ir.com. A replay of the webcast will be available at the same website.

About Yelp
Yelp Inc. (yelp.com) is a community-driven platform that connects people with great local businesses. Millions of people rely on Yelp for useful and trusted local business information, reviews and photos to help inform their spending decisions. As a one-stop local platform, Yelp helps consumers easily discover, connect and transact with businesses across a broad range of categories by making it easy to request a quote for a service, book a table at a restaurant, and more. Yelp was founded in San Francisco in 2004.

Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including its expected financial results for 2025, and its ability to drive shareholder value over the long term, that are based on its current expectations, forecasts and assumptions that involve risks and uncertainties.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:
•macroeconomic uncertainty — including related to inflation, interest rates, tariffs, labor and supply chain issues, as well as severe weather events and the prevalence of seasonal respiratory illnesses — and its effect on consumer behavior, user activity and advertiser spending;
•Yelp’s ability to maintain and expand its base of advertisers, particularly if advertiser turnover substantially worsens and/or consumer demand significantly degrades;
•Yelp’s ability to drive continued growth through its strategic initiatives;

•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at yelp-ir.com or the SEC’s website at sec.gov.

Investor Relations Contact:
Kate Krieger
ir@yelp.com

Press Contact:
Amber Albrecht
press@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$217,325	$313,911
Short-term marketable securities	100,581	127,485
Accounts receivable, net	155,325	146,147
Prepaid expenses and other current assets	43,648	36,673
Total current assets	516,879	624,216
Property, equipment and software, net	75,669	68,684
Operating lease right-of-use assets	24,112	48,573
Goodwill	130,980	103,886
Intangibles, net	58,787	7,638
Other non-current assets	177,140	161,726
Total assets	$983,567	$1,014,723

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$131,322	$132,809
Operating lease liabilities — current	20,679	39,234
Deferred revenue	2,973	3,821
Total current liabilities	154,974	175,864
Operating lease liabilities — long-term	22,470	48,065
Other long-term liabilities	62,154	41,260
Total liabilities	239,598	265,189

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	1,903,598	1,786,667
Treasury stock	(3,909)	(282)
Accumulated other comprehensive loss	(15,431)	(12,202)
Accumulated deficit	(1,140,289)	(1,024,649)
Total stockholders’ equity	743,969	749,534
Total liabilities and stockholders’ equity	$983,567	$1,014,723

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$361,952	$342,376	$1,412,064	$1,337,062

Costs and expenses:
Cost of revenue(1)	33,270	29,616	123,684	114,229
Sales and marketing(1)	143,263	132,297	585,978	556,605
Product development(1)	74,937	78,323	325,992	332,570
General and administrative(1)	45,487	66,822	184,958	212,431
Depreciation and amortization	11,566	10,303	40,407	42,184
Total costs and expenses	308,523	317,361	1,261,019	1,258,019
Income from operations	53,429	25,015	151,045	79,043
Other income, net	6,638	8,775	31,915	26,039
Income before income taxes	60,067	33,790	182,960	105,082
Provision for income taxes	17,847	6,384	50,110	5,909
Net income attributable to common stockholders	$42,220	$27,406	$132,850	$99,173

Net income per share attributable to common stockholders
Basic	$0.64	$0.40	$1.97	$1.43
Diluted	$0.62	$0.37	$1.88	$1.35

Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	66,083	68,790	67,415	69,221
Diluted	67,989	73,159	70,611	73,596

(1) Includes stock-based compensation expense as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$1,110	$1,248	$5,209	$5,274
Sales and marketing	7,531	8,266	33,436	35,187
Product development	18,436	22,627	85,510	97,515
General and administrative	7,720	8,006	34,038	35,475
Total stock-based compensation	$34,797	$40,147	$158,193	$173,451

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
Operating Activities
Net income	$132,850	$99,173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,407	42,184
Provision for doubtful accounts	45,614	40,702
Stock-based compensation	158,193	173,451
Amortization of right-of-use assets	15,094	28,084
Deferred income taxes	(24,920)	(22,150)
Amortization of deferred contract cost	24,854	24,035
Asset impairment	5,914	23,563
Other adjustments, net	(2,412)	(410)
Changes in operating assets and liabilities:
Accounts receivable	(51,033)	(54,947)
Prepaid expenses and other assets	(24,314)	(5,123)
Operating lease liabilities	(39,230)	(39,734)
Accounts payable, accrued liabilities and other liabilities	4,798	(2,548)
Net cash provided by operating activities	285,815	306,280

Investing Activities
Purchases of marketable securities — available-for-sale	(94,304)	(148,448)
Sales and maturities of marketable securities — available-for-sale	123,094	117,916
Purchases of other investments	(2,500)	—
Maturities of other investments	—	2,500
Acquisition, net of cash received	(66,199)	—
Purchases of property, equipment and software	(37,347)	(26,847)
Other investing activities	(10)	195
Net cash used in investing activities	(77,266)	(54,684)

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	20,790	39,510
Taxes paid related to the net share settlement of equity awards	(73,411)	(85,180)
Repurchases of common stock, including excise tax	(251,181)	(199,999)
Payment of issuance costs for credit facility	—	(1,109)
Net cash used in financing activities	(303,802)	(246,778)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,067)	2,046

Change in cash, cash equivalents and restricted cash	(96,320)	6,864
Cash, cash equivalents and restricted cash — Beginning of period	314,002	307,138
Cash, cash equivalents and restricted cash — End of period	$217,682	$314,002

Non-GAAP Financial Measures

This press release and statements made during the above referenced webcast may include information relating to Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow, each of which the Securities and Exchange Commission has defined as a “non-GAAP financial measure.”

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as material litigation settlements, impairment charges, acquisition and integration costs and fees related to shareholder activism that we deem not to be indicative of our ongoing operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We define Free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment and software.

Adjusted EBITDA and Free cash flow, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA and Free cash flow should not be viewed as substitutes for, or superior to, net income (loss) or net cash provided by (used in) operating activities prepared in accordance with GAAP as measures of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp’s working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as material litigation settlements, impairment charges, acquisition and integration costs and fees related to shareholder activism;
•Free cash flow does not represent the total residual cash flow available for discretionary purposes because it does not reflect our contractual commitments or obligations; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA and Free cash flow differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow alongside other financial performance measures, including net income (loss), net cash provided by (used in) operating activities and Yelp’s other GAAP results.

The following is a reconciliation of net income to Adjusted EBITDA, as well as the calculation of net income margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$42,220	$27,406	$132,850	$99,173
Provision for income taxes	17,847	6,384	50,110	5,909
Other income, net(1)	(6,638)	(8,775)	(31,915)	(26,039)
Depreciation and amortization	11,566	10,303	40,407	42,184
Stock-based compensation	34,797	40,147	158,193	173,451
Litigation settlement(2)(3)	—	—	—	11,000
Asset impairment(2)	—	20,008	5,914	23,563
Acquisition and integration costs(2)	1,266	—	1,266	—
Fees related to shareholder activism(2)	—	581	1,168	1,252
Adjusted EBITDA	$101,058	$96,054	$357,993	$330,493

Net revenue	$361,952	$342,376	$1,412,064	$1,337,062
Net income margin	12%	8%	9%	7%
Adjusted EBITDA margin	28%	28%	25%	25%
(1) Includes the release of a $3.1 million reserve related to a one-time payroll tax credit in the year ended December 31, 2024.
(2) Recorded within general and administrative expenses on our Condensed Consolidated Statements of Operations.
(3) Represents the loss contingency recorded in connection with the settlement of a putative class action lawsuit asserting claims under the California Invasion of Privacy Act. For additional information, see our most recently filed Quarterly Report on Form 10-Q.
The following is a reconciliation of net cash provided by operating activities to Free cash flow for each of the periods indicated (in thousands; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$70,973	$79,170	$285,815	$306,280
Purchases of property, equipment and software	(11,010)	(5,997)	(37,347)	(26,847)
Free cash flow	$59,963	$73,173	$248,468	$279,433

Net cash used in investing activities	$(42,826)	$(8,219)	$(77,266)	$(54,684)

Net cash used in financing activities	$(70,795)	$(63,546)	$(303,802)	$(246,778)